EXHIBIT 2







                          AMENDED AND RESTATED BYLAWS

                                       OF

                               THE SBI FUND, INC.

                            (A Maryland Corporation)




                                   ARTICLE I

                                  STOCKHOLDERS


                   1. CERTIFICATES REPRESENTING STOCK. No stock cer-tificates will be issued. Shares of stock of the Corporation will be evidenced by statements issued by the Corporation or a duly appointed agent thereof.

                   2. SHARE TRANSFERS. Upon compliance with provi-sions restricting the transferability of shares of stock, if any, transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the record holder thereof or by his attorney thereunto autho-rized by power of attorney duly executed and filed with the Secretary of the Corporation or with the transfer agent, if any.

                   3. RECORD DATE FOR STOCKHOLDERS. The Board of Di-rectors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockhold-ers entitled to receive payment of any dividend or the allot-ment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meet-ing of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such de-termination of stockholders is to be held or taken.

                   In lieu of fixing a record date, the Board of Di-rectors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determin-ing stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting.







                   If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:
         (1) the record date for the determination of stockholders en-titled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the no-tice of meeting is mailed or the day 30 days before the meet-ing, whichever is the closer date to the meeting; and (2) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

                   4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is autho-rized to issue only one class of shares of stock and said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding series of stock of any class or series upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Maryland General Corpo-ration Law confers such rights notwithstanding that the Ar-ticles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are lim-ited or denied such rights thereunder.

                   5.  STOCKHOLDER MEETINGS.

                   (a) ANNUAL MEETINGS. If a meeting of the stock-holders of the Corporation is required by the Investment Com-pany Act of 1940, as amended, the rules and regulations thereunder or interpretations thereof by the Securities and Exchange Commission (collectively, the "Act"), to elect the directors, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a meeting called for that purpose shall be designated the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for the afore-said election of directors, no annual meeting need be held.












                   (b) SPECIAL MEETINGS. Special stockholder meet-ings for any purpose may be called by the Board of Directors or the President and shall be called by the Secretary for the purpose of removing a Director whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

                   The Secretary shall call a special meeting of stockholders for all other purposes whenever the holders of shares entitled to at least twenty-five percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called. Such request shall state the purpose of such meeting and the matters pro-posed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice in the manner provided for below.

                   Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes en-titled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockhold-ers to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

                   (c) PLACE AND TIME. Stockholder meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, and at such date or dates as the directors from time to time may fix.

                   (d) QUORUM, ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, re-quires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business












         shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                   (e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written or printed notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of a special meeting shall state in all instances the purpose or purposes for which the meeting is called. Written or printed notice of any meeting shall be given to each stockholder either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting, unless any pro-visions of the Maryland General Corporation Law shall pre-scribe a different elapsed period of time, to each stock-holder at his address appearing on the books of the Corpora-tion or the address supplied by him for the purpose of no-tice. If mailed, notice shall be deemed to be given when de-posited in the United States mail addressed to the stock-holder at his post office address as it appears on the records of the Corporation with postage thereon prepaid.

                   Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of these bylaws or of the Maryland General Corporation Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or actual at-tendance or representation at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice also shall apply, when-ever the Corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not en-titled to vote at the meeting, but who are entitled to notice thereof and to dissent from, any action taken thereat.

                   (f) STATEMENT OF AFFAIRS. The President of the Corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall pre-pare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a bal-ance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the Corporation in the State of Maryland within 120 days after the end of the fiscal year.

                   (g) CONDUCT OF MEETING. Meetings of the stock-holders shall be presided over by one of the following offi-cers in the order of seniority and if present and acting:










         the President, the Chairman of the Board, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

                   (h) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to partici-pate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, vot-ing or participating at a meeting, expressing consent or dis-sent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly autho-rized attorney-in-fact and filed with the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.

                   (i) INSPECTORS OF ELECTION. The directors, in ad-vance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.

                   Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to exe-cute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares repre-sented at the meeting, the existence of a quorum and the va-lidity and effect of proxies, and shall receive votes, bal-lots or consents, hear and determine all challenges and ques-tions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the in-spector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.










                   (j) VOTING. Each share of stock shall entitle the holder thereof to one vote, except in the election of direc-tors, at which each said vote may be cast for as many persons as there are directors to be elected. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any mat-ter which may come before a meeting, unless more than a ma-jority of votes cast is required by the Corporation's Ar-ticles of Incorporation, provided however, that the vote re-quired for the removal of a director shall not exceed two-thirds of the outstanding shares. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

                   6. INFORMAL ACTION. Except for matters which re-quire a meeting of stockholders under the Act, any action re-quired or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, set-ting forth such action, is signed by all the stockholders en-titled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such con-sent and waiver are filed with the records of the Corpora-tion.


                                   ARTICLE II

                               BOARD OF DIRECTORS


                   1. FUNCTIONS AND DEFINITION. The business and af-fairs of the Corporation shall be managed under the direction of a Board of Directors. The use of the phrase "entire board" herein refers to the total of directors which the Cor-poration would have if there were no vacancies.

                   2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland. The initial Board of Directors shall consist of seven (7) persons. Thereafter, the number of di-rectors constituting the entire board shall never be less than three or the number of stockholders, whichever is less. At any regular meeting or any special meeting called for that purpose, a majority of the entire Board of Directors may in-crease or decrease the number of directors, provided that the











         number thereof shall never be less than three or the number of stockholders, whichever is less, nor more than twelve and further provided that the tenure of office of a director shall not be affected by any decrease in the number of direc-tors. At least 40 percent of the Board shall be persons who are not "interested persons" (as defined in the Act), pro-vided, however, that if the Corporation is in compliance with the provisions of Section 10(d) of the Act, only one (or more) member(s) of the Board shall not be an "interested person" (as defined in the Act).

                   3. ELECTION AND TERM. The first Board of Direc-tors shall consist of the directors named in the Articles of Incorporation and each such director shall hold office until the first meeting of stockholders or until his successor has been elected and qualified. Thereafter, directors who are elected at a meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors have been elected and qualified.

                   4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the stockholders, may be filled by the Board of Directors, subject to the provisions of the Act. Newly cre-ated directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors.
         All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum thereof.

                   5.  MEETINGS.

                   (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors conveniently may assemble.

                   (b) PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be fixed by the Board.

                   (c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Spe-cial meetings may be called by or at the direction of the President or of a majority of the directors in office.












                   (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Whenever any notice of the time, place or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the Maryland General Corpo-ration Law or of these bylaws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether be-fore or after the holding thereof, or actual attendance at the meeting shall be deemed equivalent to the giving of such notice to such director or such committee member, provided, however, that a notice of the time, place or purpose of any meeting of directors or any committee thereof shall not be waived if the directors are to vote on a matter upon which they are required to vote upon under the Act.

                   (e) QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a ma-jority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board unless there are only two or three direc-tors, in which case not less than two shall constitute a quo-rum, or there is only one director, in which case that one director shall constitute a quorum. A majority of the direc-tors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided by the Act, the Articles of Incorpora-tion, the Maryland General Corporation Law or these bylaws, the action of a majority of the directors present at a meet-ing at which a quorum is present shall be the action of the Board of Directors.

                   (f) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, or the President or any other director chosen by the Board, shall preside at all meetings.

                   6. REMOVAL OF DIRECTORS. Any or all of the direc-tors may be removed for cause or without cause by the stock-holders, who may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired term of the removed director or directors.

                   7. COMMITTEES. The Board of Directors may appoint from among its members a committee or committees composed of two or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corpora-tion, except the power to amend the bylaws, to approve any










         consolidation, merger, share exchange or transfer of assets, to declare dividends, to issue stock or to recommend to stockholders any action requiring the stockholders' approval. In the absence of any member of any such committee, the mem-bers thereof present at any meeting, whether or not they con-stitute a quorum, may appoint a member of the Board of Direc-tors to act in the place of such absent member.

                   8. INFORMAL ACTION. Except for matters which re-quire a meeting of the Board of Directors under the Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or any such committee.

                   Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons par-ticipating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting, except for meetings required under the Act to be held in person.

                   9. ACTION REQUIRED TO BE TAKEN BY THE BOARD OR BY DISINTERESTED DIRECTORS THEREOF. Approval by the Board of Directors of certain matters concerning the Corporation is specifically required by the Act. Those matters include:

              adoption of a Rule 12b-1 plan;

              any custody arrangements with a member of a national se-curities exchange;

              the deposit of any of the Corporation's securities with a securities depository;

              any custody arrangements with a foreign custodian;

              adoption of a code of ethics with respect to transac-tions by access persons of the Corporation in securities in which the Corporation is trading;

              the annual determination of the specific time of day at which the net asset value will be computed.












         Any matter requiring approval by the Board of Directors under the Act (as then in effect) shall be approved by the Board in accordance with the requirements of the Act.

                   In addition, certain matters are required by the Act to be approved by a majority of the Corporation's disin-terested directors. Those matters include:

              the terms of any investment advisory contract between the Corporation and the Investment Advisor and the an-nual continuance of such agreement beyond its initial two year term;

              the annual continuance of any underwriting contract af-ter its initial two year term;

              the selection of the independent public accountant for the Corporation, annually;

              procedures governing brokerage transactions with a bro-ker which is "affiliated" with the Corporation, review-ing such procedures annually and making determinations of compliance with such procedures quarterly;

              arrangements with respect to the Corporation's fidelity bond and any other liability insurance policies of the Corporation, on an annual basis;

              advances to directors or officers seeking indemnifica-tion (if such advance is not covered by a security posted by the party requesting such advance or insurance or the subject of an opinion of counsel), provided such disinterested directors are not party to the action or claim with respect to which the request for indemnifica-tion is made;

              any agreement with respect to any activities of the Cor-poration as an underwriter of securities of an issuer which is not an investment company;

              procedures governing the acquisition of securities by the Corporation during the existence of an underwriting syndicate, reviewing such procedures annually and making determinations of compliance with such procedures quar-terly.

         Any matter requiring approval by the disinterested directors of the Board under the Act (as then in effect) shall be ap-proved by a majority of such disinterested directors in ac-cordance with the requirements of the Act.










                                  ARTICLE III

                                    OFFICERS


                   1. OFFICERS, ELECTION AND TERM. The Corporation may have a Chairman of the Board and shall have a President, a Secretary, a Treasurer, and a Chief Investment Officer, and may have such other officers, assistant officers and agents as the Board of Directors shall authorize from time to time. All officers shall be elected or appointed by the Board of Directors and shall hold office for such terms as may be pre-scribed by the Board of Directors. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.

                   Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, to be executed, acknowledged or verified by two or more officers.

                   2. REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors whenever, in its judg-ment, the best interests of the Corporation will be served thereby.

                   3. RESIGNATION. Any officer may resign at any time by giving written notice to the President of the Corpo-ration, provided that the President may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not speci-fied therein, at the time it is accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                   4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors at which he is present. Together with the President, he shall have general and active management and control of the busi-ness and affairs of the Corporation subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into ef-fect. He shall perform such other duties as the Board of Di-rectors may from time to time determine.












                   5. PRESIDENT. The President shall be the chief executive officer of the Corporation and if the Chairman of the Board is not present, unless the Board of Directors has provided otherwise by resolution, shall preside at all meet-ings of the Board of Directors at which he is present. To-gether with the Chairman of the Board, the President shall have general and active management and control of the busi-ness and affairs of the Corporation subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board are carried into effect.

                   6. VICE PRESIDENT(S). Vice Presidents shall per-form such duties and exercise such powers as the Board of Di-rectors shall prescribe. In the absence or disability of the President, any Vice President shall perform the duties and exercise the powers of the President.

                   7. SECRETARY. The Secretary shall have custody of, and maintain, all of the corporation records except the financial records; shall record the minutes of all meetings of the Board of Directors; send out all notices of meetings; and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or the Treasurer.

                   8. TREASURER. The Treasurer shall have custody of all corporate funds and other valuable effects and finan-cial records for the Corporation; shall keep full and accu-rate accounts of receipts and disbursements and render ac-counts thereof as required by the Board of Directors or the President; and shall perform such other duties as may be pre-scribed by the Board of Directors or the President.

                   9. CHIEF INVESTMENT OFFICER. The Chief Invest-ment Officer shall have responsibility for managing the in-vestment portfolios of the Corporation, including the making of investment decisions and the execution or directing the execution of securities transactions, which activities may be delegated to an investment advisor registered under the In-vestment Advisers Act of 1940 pursuant to and in accordance with the terms of an investment advisory agreement entered into between the Corporation and such investment advisor; and the chief Investment Officer shall perform such other duties as may be prescribed by the Board of Directors or the Presi-dent.












                   10. EXECUTION OF DOCUMENTS. The Chairman of the Board, the President, or any Vice President, unless some other person is specifically authorized by the Board of Di-rectors, shall be authorized to execute and deliver all writ-ten documents or instruments for and in the name of the Cor-poration.


                                   ARTICLE IV

                PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER


                   The address of the principal office of the Corpora-tion in the State of Maryland prescribed by the Maryland Gen-eral Corporation Law is 32 South Street, c/o The Corporation Trust Incorporated, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland pre-scribed by the General Corporation Law are: The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                   The Corporation shall maintain, at its principal office in the State of Maryland prescribed by the General Corporation Law or at the business office or an agency of the Corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                   The Corporation shall keep at said principal office in the State of Maryland the original or a certified copy of the bylaws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the Corpora-tion referred to above.


                                   ARTICLE V

                                 CORPORATE SEAL


                   The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.












                                   ARTICLE VI

                                  FISCAL YEAR


                   The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                  ARTICLE VII

                              CONTROL OVER BYLAWS


                   The power to make, alter, amend and repeal the bylaws is vested in the Board of Directors of the Corporation.


                                  ARTICLE VIII

                                INDEMNIFICATION


                   1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest ex-tent that indemnification of directors is permitted by the law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its di-rectors and officers who while serving as directors or of-ficers also serve at the request of the Corporation as a di-rector, officer, partner, trustee, employee, agent or fidu-ciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. The indemnifica-tion and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and admin-istrators of such a person. Neither this Article, nor any insurance purchased by the Corporation on behalf of any per-son, shall protect any such person against any liability to the Corporation or any stockholder thereof to which such per-son would otherwise be subject by reason of willful misfea-sance, bad faith, gross negligence or reckless, disregard of the duties involved in the conduct of his office ("disabling conduct").












                   2. ADVANCES. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seek-ing indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corpora-tion a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Cor-poration has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his un-dertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quo-rum of directors of the Corporation who are neither "inter-ested persons" (as defined in the Act) nor parties to the proceeding ("disinterested non-party directors"), or indepen-dent legal counsel, in a written opinion, shall have deter-mined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking in-demnification will ultimately be found to be entitled to in-demnification.

                   3. PROCEDURE. At the request of any person claim-ing indemnification under this Article, the Board of Direc-tors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indem-nification shall be made only following: (a) a final deci-sion on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the ab-sence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party direc-tors or (ii) an independent legal counsel in a written opin-ion.

                   4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Em-ployees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Act.











                   5. OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnifi-cation provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or other-wise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party directors or other-wise.

                   6. AMENDMENTS. References in this Article are to the Maryland General Corporation Law and to the Act as from time to time amended. No amendment of the bylaws shall af-fect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


                                   ARTICLE IX

                               VOTING OF PROXIES


                   Shares of stock in other corporations shall be voted by the President or Vice President, or such officer or officers of the Corporation or such other person or persons as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.




         March 1994















                                      -16-